UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Celcuity LLC*

(to be converted into Celcuity Inc.)

(Exact name of registrant as specified in its charter)

Minnesota	45-3811132
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

16305 36TH Avenue N., Suite 450, Minneapolis, Minnesota	55446
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-220128.

Securities to be registered pursuant to Section 12(g) of the Act: None.

*	Celcuity LLC, a limited liability company organized under the laws of Minnesota, is the registrant filing this Registration Statement with the Securities and Exchange Commission. Prior to the listing on The NASDAQ Stock Market LLC, Celcuity LLC will be converted into a corporation organized under the laws of the State of Delaware under the name Celcuity Inc., pursuant to the laws of Minnesota and Delaware. The Common Stock to be listed on The NASDAQ Stock Market LLC and referred to herein are securities of Celcuity Inc.

INFORMATION TO BE REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The information set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-220128) under the Securities Act of 1933, as filed with the Securities and Exchange Commission on August 23, 2017, and as amended on each of September 1, 2017, September 7, 2017 and September 12, 2017, and as may be amended after the date hereof (the “Registration Statement”), is hereby incorporated by reference. Such information will also appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 14, 2017

CELCUITY Inc.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chairman of the Board and Chief Executive Officer